PRESS RELEASE

Liberty Global Schedules Investor Call
For Fiscal Year 2011 Results

Englewood, Colorado - February 14, 2012: Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to release its fiscal year 2011 results on Wednesday, February 22, 2012 after market close. You are invited to participate in Liberty Global's Investor Call, which will begin at 9:00 a.m. (Eastern Time), on Thursday, February 23, 2012. At that time, management will discuss the Company's results and business and expects to comment on the Company's outlook and provide other forward-looking information. Please call at least 15 minutes prior to the start of the teleconference.

877.723.9520    Domestic
719.325.4904    International

Replays of the teleconference will be available for approximately one week after the completion of the live conference call on February 23, 2012. The replay numbers are:

888.203.1112    Domestic
719.457.0820    International
4272577    Passcode

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.lgi.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 75 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of September 30, 2011, Liberty Global operated state-of-the-art networks serving 18 million customers across 14 countries principally located in Europe, Chile and Australia. Liberty Global's operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
Molly Bruce	+1 303.220.4202	Bert Holtkamp	+31 20.778.9800